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                                                                   Exhibit 10.10







                          THE CONNECTICUT WATER COMPANY

                           EMPLOYEES' RETIREMENT PLAN

                           Amended and Restated as of

                                September 1, 1996

                     (except as otherwise indicated herein)
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                          AMENDMENT AND RESTATEMENT OF
                          THE CONNECTICUT WATER COMPANY
                           EMPLOYEES' RETIREMENT PLAN


THE CONNECTICUT WATER COMPANY, a corporation organized and existing under the laws of the State of Connecticut, with its principal place of business at Clinton, Connecticut, pursuant to ARTICLE XI, Section A of The Connecticut Water Company Employees' Retirement Plan and Trust, dated October 23, 1957, as amended, does hereby further amend and restate said Plan in its entirety, effective as of September 1, 1996, except as otherwise indicated herein, as follows:
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                                TABLE OF CONTENTS

ARTICLE I                   INTRODUCTION

ARTICLE II                          DEFINITIONS

ARTICLE III                         PARTICIPATION

ARTICLE IV                          NORMAL RETIREMENT

ARTICLE V                           EARLY RETIREMENT

ARTICLE VI                          POSTPONED RETIREMENT

ARTICLE VII                 TERMINATION OF EMPLOYMENT
                            AND VESTED RIGHTS

ARTICLE VIII                DISABILITY

ARTICLE IX                          PRE-RETIREMENT DEATH
                            BENEFIT

ARTICLE X                           NORMAL AND OPTIONAL FORMS
                            OF RETIREMENT INCOME

ARTICLE XI                          FIDUCIARIES-ADMINISTRATION OF THE
                                    PLAN

ARTICLE XII                 METHOD OF FINANCING

ARTICLE XIII                AMENDMENT OR TERMINATION

ARTICLE XIV                 GENERAL PROVISIONS

ARTICLE XV                  TOP-HEAVY PLAN PROVISIONS
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                            CONNECTICUT WATER COMPANY

                           EMPLOYEES' RETIREMENT PLAN

                                    ARTICLE I

                                  INTRODUCTION



1.1 This Plan shall be known as The Connecticut Water Company Employees' Retirement Plan.

1.2 The purpose of this Plan is to provide eligible Employees with retirement income benefits which will provide periodic income during the Employees' retirement years, and support their beneficiaries upon the death of such Employees.

1.3 It is the intention of the Company that The Connecticut Water Company Employees' Retirement Trust, which is a part of this Plan, shall meet the requirements of the Employee Retirement Income Security Act of 1974 (ERISA) and shall be qualified and exempt under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended from time to time.


                                       I-1
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                                   ARTICLE II
                                   DEFINITIONS

Unless otherwise required by the context, the terms used herein shall have the meanings set forth in the remaining paragraphs of this Article II.

2.1 Actuarial Equivalent shall mean a benefit of equivalent current value to the benefit which would otherwise have been provided to the Participant, determined as described in Exhibit I attached to and made part of this Plan.

2.2 Actuary shall mean an actuary selected by the Committee who has been "enrolled" in accordance with ERISA.

2.3 Administrator shall mean the person or persons designated by the Committee in accordance with Article XI as the Administrator of the Plan within the meaning of Section 3(16) of ERISA.

2.4 Affiliated Company shall mean any company which is included within a "controlled group of corporations" within which the Company is also included, as determined under Section 1563 of the Code without regard to Subsections (a)(4) and (e)(3)(C) of said Section 1563. Notwithstanding the


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         foregoing, with respect to the benefit limitation set forth in Section
         4.4 of this Plan, such determination under Section 1563 shall be made assuming the phrase "more than 50 percent" were substituted for the phrase "at least 80 percent" each place it appears in Section 1563(a)(1).

2.5 Anniversary Date shall mean January 1 of each year commencing on or after January 1, 1958.

2.6 Annual Earnings shall mean the regular basic earnings paid to a Participant by his Employer during a Plan Year, excluding any other items of compensation such as overtime earnings, bonuses, or contributions made by the Employer to or under any form of employee benefit program expressed on an annual basis. For hourly Employees, Annual Earnings shall mean the average hourly straight time rate, determined by dividing total straight time earnings by actual hours worked, times 2080 hours. Notwithstanding the foregoing, any amounts which would otherwise be Annual Earnings and which are deferred by a Participant pursuant to a cash or deferred arrangement qualified under
         Section 401(k) of the Code or a cafeteria plan pursuant to Section 125 of the Code shall, with the exception of Sections 4.4 and 4.5 hereof, be regarded as Annual Earnings for purposes of this Plan.


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         In addition to other applicable limitations set forth in the Plan, and notwithstanding any provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the Annual Earnings of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA' 93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

         If Annual Earnings for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the Annual Earnings for that prior determination period is subject to


                                      II-3
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         the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

2.7 Average Earnings shall mean the average Annual Earnings earned during the sixty consecutive months of highest Annual Earnings of a Participant (or during his total Employment if less than 60 months).

2.8 Beneficiary shall mean any person entitled to receive benefits under the Plan which are payable upon the death of a Participant.

2.9      Board shall mean the Board of Directors of the Company.

2.10 Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.11     Committee shall mean the Committee as provided for in Article XI.

2.12 Company shall mean The Connecticut Water Company, a Connecticut corporation, or any successor thereto.


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2.13     Contingent Annuitant shall mean any person designated by a Participant and entitled to receive benefits pursuant to the Contingent Annuitant Option described in Section 10.3(b).

2.14 Covered Compensation shall mean for each Participant the average of the contribution and benefit bases in effect under Section 230 of the Social Security Act for each year in the thirty-five (35) year period ending with the year in which the Participant attains the Social Security Retirement Age. The determination for any Plan Year preceding the year in which the Participant attains the Social Security Retirement Age shall be made by assuming that there is no increase in the bases described herein after the beginning of the Plan Year and before the Participant attains the Social Security Retirement Age.

2.15 Credited Service shall mean the number of years of service as an Employee, in completed twelfths of a year commencing with the Employee's earliest date of hire and ending on the earlier of his Termination Date or Retirement Date, subject to adjustment as follows:

         (a) a full year of Credited Service shall be granted for each Plan Year for which an Employee completes at least 1,000 Hours of service;

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         (b)      no credit shall be granted for any Plan Year in which an
                  Employee has less than 1,000 Hours of service; except that (i) for each Employee, pro rata credit shall be granted for the Plan Year in which the Employee was hired if he is a Participant and is credited with at least 2,000 Hours of service in the next succeeding Plan Year and (ii) for each Employee, pro rata credit shall be granted for the Plan Year in which the earlier of the Employee's Termination Date or Retirement Date occurs if he was a Participant and was credited with at least 2,000 Hours of service in the immediately preceding Plan Year; and

         (c) no credit shall be granted for any period of employment during which an Employee waived his right to participate in the Plan pursuant to Section 3.3.

         For purposes of this Section 2.15, pro rata credit shall be granted in completed twelfths of a year, based upon a full year of 1,000 Hours of service, but no more than one full year of Credited Service shall be granted with respect to any Plan Year.

         Effective September 1, 1996, Credited Service shall be determined by crediting an Employee with two months of Credited Service for each

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         completed full calendar month of service. Notwithstanding any provision of this Plan to the contrary, for the period prior to September 1, 1996, an Employee's Credited Service shall equal the greater of Credited Service calculated based on actual Hours of service and Credited Service calculated as described in the preceding sentence.

2.16     Effective Date shall mean November 1, 1957.

2.17 Employee shall mean any person who is engaged in rendering personal services to the Employer other than as an independent contractor.

2.18     Employer shall mean the Company and any Participating Company.

2.19 Employment shall mean the service of an Employee with an Employer or a Predecessor Company.

2.20 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations issued pursuant thereto.

2.21 Fiduciary shall mean any person who exercises discretionary authority or control over the management of the Plan, assets held under the Plan or

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         disposition of Plan assets; who renders investment advice for direct or indirect compensation as to assets held under the Plan or has any authority or responsibility to do so; or who has any discretionary authority or responsibility in the administration of the Plan; but only to the extent required by ERISA.

2.22     Hour shall mean:

         (a) each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties (to be credited as of the time when the duties are performed);

         (b) each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer for reasons other than the performance of duties, such as vacation or holidays (to be credited in accordance with Labor Department Regulation 2530.200b-2(c) or any successor regulation); and

         (c) each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer (to be credited as of the time to which the award or agreement pertains). The same hour shall not be credited under more than one of the above clauses. In determining Hours of service for the purposes of clause (b) above, the provisions of Labor Department Regulation 2530.200b-2(b) or any successor regulation shall be applicable. Hours of service shall also include each hour, based on the Employee's standard work week and work day as in effect from time to time, during which an Employee is absent from work:

         (i) temporarily, on account of illness or with the consent of the Employer for a period not to exceed six months. In the event of any absence approved by the Employer and exceeding six months the Committee shall establish uniform rules for the inclusion or exclusion of any hour as an Hour of service on account of such absence in excess of six months; or

         (ii) on account of service in the armed forces of the United States, provided that the Employee returns to work within the period during which his reemployment rights are guaranteed by applicable Federal law following his or her discharge or severance from such service.

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2.23     Participant shall mean any Employee who is or becomes eligible to participate in the Plan pursuant to Article III and who has taken all the steps required by said Article III to participate in the Plan.

2.24 Participating Company shall mean any Affiliated Company which is designated by the Board as a Participating Company under the Plan and whose designation as such has become effective and has continued in effect. The designation shall become effective only when it shall have been accepted by the Board of Directors of the Participating Company. A Participating Company may revoke its acceptance of such designation at any time, but until such acceptance has been revoked, all of the provisions of the Plan and amendments thereto shall apply to the Employees (and their Beneficiaries) of the Participating Company. In the event the designation of a Participating Company as such is revoked by the Board of Directors of the Participating Company, the Plan will be deemed terminated only as to such Participating Company in accordance with Article XIII.

2.25 Plan shall mean The Connecticut Water Company Employees' Retirement Plan set forth in its entirety in this document and the Trust Agreement, as this document and such Agreement may be amended from time to time.

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2.26     Plan Year shall mean each calendar year.

2.27 Predecessor Company shall mean any organization which was acquired by the Employer or an Affiliated Company.

2.28 Retirement Date shall mean a Participant's Normal, Early or Postponed Retirement Date as defined in Articles IV through VI, whichever is applicable.

2.29 Retirement Income shall mean a Participant's monthly benefit payable beginning on his Retirement Date.

2.30 Social Security Retirement Age shall mean the age used as the retirement age under Section 216(1) of the Social Security Act, except that such Section shall be applied without regard to the age increase factor and as if the early retirement age under Section 216(1)(2) of the Social Security Act were 62.

2.31 Spouse shall mean the spouse to whom a Participant shall be married on the date payment of his benefits commences or to whom a Participant shall be married at the time of his death.


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2.32     Termination Date shall mean the date on which the Participant ceases to be an Employee other than by reason of retirement.

2.33 Trust Agreement shall mean The Connecticut Water Company Employees' Retirement Trust entered into between the Company and the Trustee to carry out the purposes of the Plan, as set forth herein, which Trust Agreement shall form a part of the Plan.

2.34 Trustee shall mean the Trustee selected by the Company in accordance with Article XII.

2.35 Trust Fund or Fund shall mean the cash and other properties held and administered by the Trustee in accordance with the provisions of the Trust Agreement and the Plan.

2.36 Vesting Service shall mean the number of years of service as an Employee, in completed twelfths of a year, commencing with the Employee's earliest date of hire and ending on the earlier of his Termination Date or Retirement Date, subject to adjustment as follows:

         (a) a full year of Vesting Service shall be granted for each Plan Year in which an Employee completes at least 1,000 Hours of service;


                                      II-12
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         (b)      no Vesting Service shall be granted for any Plan Year in which an Employee has less than 1,000 Hours of service; except that
                  (i) for each Employee, pro rata vesting credit shall be granted for the Plan Year in which the Employee was hired if he is a Participant and is credited with at least 2,000 Hours of service in the next succeeding Plan Year, and (ii) for each Employee, pro rata vesting credit shall be granted for the Plan Year in which the earlier of the Employee's Termination Date or Retirement Date occurs if he was a Participant and was credited with at least 2,000 Hours of service in the immediately preceding Plan Year.

         (c) no Vesting Service shall be granted for any period of employment during which an Employee waived his right to participate in the Plan pursuant to Section 3.3.

         For purposes of this Section 2.36, pro rata vesting credit shall be granted in completed twelfths of a year, based upon a full year of 2,000 Hours of service, but no more than one full year of Vesting Service shall be granted with respect to any Plan Year.

         Effective September 1, 1996, Vesting Service shall be determined by crediting an Employee with two months of Vesting Service for each


                                      II-13
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         completed full calendar month of service. Notwithstanding any provision of this Plan to the contrary, for the period prior to September 1, 1996, an Employee's Vesting Service shall equal the greater of Vesting Service calculated based on actual Hours of service and Vesting Service calculated as described in the preceding sentence.

Masculine pronouns used herein shall refer to men or women or both and nouns and pronouns when stated in the singular shall include the plural and when stated in the plural shall include the singular, wherever appropriate.


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                                   ARTICLE III
                                  PARTICIPATION

3.1 Former Employees. Any person who either retired or terminated Employment prior to June 3, 1975 shall be entitled to benefits in accordance with the Plan as in effect on his Retirement Date or Termination Date, whichever is applicable.

3.2 Current and Future Employees. Except as provided for in Section 3.3, each Employee shall participate in the Plan, as described herein, provided that he has completed 1,000 Hours of service within the consecutive 12-month period beginning on his date of hire. Any Employee who had at least one Hour of service on or after January 1, 1988, who fulfilled the 1,000 Hours of service requirement as of January 1, 1988, but who has been excluded from participation in the Plan because of the prior provisions of the Plan which excluded Employees hired at or after age 60, shall retroactively participate in the Plan as of January 1, 1988. Employees affected by this rule of retroactive Plan participation shall have their years of service commencing January 1, 1988 counted toward their Credited Service. In the event an Employee fails to complete 1,000 Hours of service as described above, he shall participate in the Plan after completing 1,000 Hours of service in any Plan Year beginning after his date of hire. If a


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         Participant terminates his employment but is rehired by the Employer, he shall again be eligible to participate in the Plan as of his date of rehire.

3.3 Waiver of Participation. Any Employee may waive his right to become a Participant under this Plan by electing such waiver in writing on a form supplied by the Administrator. Such Employee may, also in writing, withdraw such waiver and, subject to Section 3.2, be eligible to participate in this Plan.


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                                   ARTICLE IV
                                NORMAL RETIREMENT

4.1 Normal Retirement Date. The Normal Retirement Date of a Participant shall be the first day of the month coinciding with or next following his 65th birthday, or the fifth anniversary of his entry into the Plan, if later, but in no event later than the first day of the month coinciding with or next following his 70th birthday.

4.2 Basic Retirement Income. The monthly Basic Retirement Income with payments commencing at Normal Retirement Date under this Plan is equal to 1/12 of the sum of (a) plus (b) where:

         (a) equals the sum of 1.2% of Average Earnings up to Covered Compensation and 1.5% of Average Earnings in excess of Covered Compensation multiplied times years of Credited Service prior to January 1, 1981, and

         (b) equals the sum of 1.45% of Average Earnings up to Covered Compensation and 1.75% of Average Earnings in excess of Covered Compensation times years of Credited Service after December 31, 1980.


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         Notwithstanding the foregoing, the minimum Basic Retirement Income with payments commencing at Normal Retirement Date under this Plan is equal to 1/12 of $1,000, except that for an Employee who has less than 10 years of Credited Service, the $1,000 shall be reduced by the ratio of Credited Service to 10 years.

Unless otherwise provided under the Plan, the accrued benefit of each "section 401(a)(17) employee" under this Plan will be the greater of the accrued benefit determined for the employee under 1 or 2 below:

         (1) the employee's accrued benefit determined with respect to the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the employee's total years of Service taken into account under the Plan for the purposes of benefit accruals, or

         (2)      the sum of:

                  (a) the employee's accrued benefit as of the last day of the last Plan Year beginning before January 1, 1994, frozen in accordance with Section 1.401(a)(4)-13 of the Treasury Regulations, and


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
                  (b) the employee's accrued benefit determined under the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the employee's Years of Service credited to the employee for Plan Years beginning on or after January 1, 1994, for purposes of benefit accruals.

         A "section 401(a)(17) employee" means an Employee whose current accrued benefit as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994, is based on Annual Earnings for a year beginning prior to the first day of the first Plan Year beginning on or after January 1, 1994, that exceeded $150,000.

4.3 Normal Retirement Income. The Retirement Income of a Participant who retires on his Normal Retirement Date shall be determined as follows:

         (a) If the Participant does not have a Spouse and has made no election as to the form of payment of pension benefits, then his Retirement Income shall be equal to his Basic Retirement Income as determined under Section 4.2 and shall be paid in the form of a Straight Life Annuity.

         (b) If the Participant has a Spouse and has not made a qualified waiver of the 50% Contingent Annuitant Option described in Subsection 10.3(b) with his Spouse as Contingent Annuitant, his Retirement Income payable as of the date payment of his Retirement Income commences shall equal the product of (i) and
                  (ii) where:

                  (i) equals the Basic Retirement Income as determined under Section 4.2, and

                  (ii) equals the Actuarial Equivalent factor for such Contingent Annuitant Option, and shall be paid in the manner described under such optional form.

         (c)      If the Participant elects an optional form of payment under
                  Article X, his Retirement Income payable as of the date payment of his Retirement Income commences shall equal the product of (i) and (ii) where:

                  (i) equals his Basic Retirement Income as determined under Section 4.2, and

                  (ii) equals the Actuarial Equivalent factor for the particular optional form elected as of the date payment of his Retirement Income commences, and shall be paid in the manner described under such optional form.

4.4 Maximum Benefit. Except as set forth below, in no event shall the Basic Retirement Income of a Participant under the Plan exceed one twelfth of the lesser of (i) $90,000, or (ii) 100% of the Participant's Average Compensation for the three (3) consecutive Plan Years during which the Employee was an active Participant and received the greatest Compensation from the Employer. For the purposes of this Section, Compensation shall mean all compensation of the Participant from the Employer. The foregoing maximum benefit shall be subject to adjustment as follows:

         (a) The $90,000 amount referred to in (i) shall be subject to an annual cost of living adjustment as provided by Treasury Regulations in effect from time to time under Section 415 of the Code and shall be increased to the extent necessary to equal the Participant's current accrued benefit (as defined in Section 235(g)(4) of the Tax Equity and Fiscal Responsibility Act of 1982) as of September 30, 1983;

         (b) In the case of a Participant who has less than ten (10) years of Plan participation, the maximum benefit shall be reduced by multiplying the maximum benefit stated above by a fraction the numerator of which is the number of years of Plan participation (or parts thereof) with the Employer and the denominator of which is 10;

         (c) In the event that the Participant's retirement benefits commence on or after the Participant has attained age 62 but prior to his Social Security Retirement Age, the maximum dollar limitation referred to in (i) shall be reduced in such manner as the Secretary of the Treasury shall prescribe which is consistent with the reduction for old-age insurance benefits commencing before the Social Security Retirement Age under the Social Security Act. In the event that the Participant's retirement benefits commence prior to age 62, the maximum dollar limitation is the lesser of the equivalent amount computed using the interest rate and mortality table in effect for lump sum distributions made on or after September 1, 1996, as specified in the definition of Actuarial Equivalent and the amount computed using an interest rate of five percent (5%) and the mortality table prescribed by the Secretary of the Treasury pursuant to Section 417(e)(3)(A)(ii)(I) of the Code;

         (d) If the Participant's retirement benefits commence subsequent to his Social Security Retirement Age, the maximum dollar limitation referred to in (i) shall be increased so that it is the lesser of the Actuarial Equivalent of the maximum dollar limitation referred to above and the amount computed using an interest rate of five percent (5%) and the mortality table prescribed by the Secretary of the Treasury pursuant to
                  Section 417(e)(3)(A)(ii)(I) of the Code;

         (e) Any benefit payable in a form other than a straight life annuity must be adjusted to an actuarially equivalent straight life annuity before applying the limitations of this Section
                  4.4. Such equivalent annual benefit shall be the greater of the equivalent annual benefit computed using the interest rate and mortality table in effect for lump sum distributions made on or after September 1, 1996, as specified in the definition of Actuarial Equivalent or an interest rate of five percent (5%) and the mortality table prescribed by the Secretary of the Treasury pursuant to Section 417(e)(3)(A)(ii)(I) of the Code. The annual benefit does not include any benefits attributable to employee contributions or rollover contributions, or the assets transferred from a qualified plan that was not maintained by the Employer. No actuarial adjustment to the benefit is required for (1) the value of a qualified joint and survivor annuity, (2) the value of benefits that are not directly related to retirement benefits (such as qualified disability benefits, pre-retirement death benefits, and post-retirement medical benefits), and (3) the value of post-retirement cost-of-living increases made in accordance with the Federal Income Tax Regulations.

         Notwithstanding the foregoing, the interest rate and mortality table used to determine actuarial equivalence of lump sum distributions for purposes of Section 415 of the Code shall be the interest rate and mortality table in effect for lump sum distributions made on or after September 1, 1996, as specified in the definition of Actuarial Equivalent.

(f) Notwithstanding anything in this Article to the contrary, the maximum benefit for any individual who is a Participant as of January 1, 1987 shall not be less than the Participant's accrued benefit under the Plan expressed as an annual benefit within the meaning of Code Section 415(b)(2) and determined as if the Participant had separated from service as of December 31, 1986. For purposes of this clause, in determining the amount of such Participant's accrued benefit, the following shall be disregarded: (1) any change in the terms and conditions of the Plan after May 5,

                       1986; and (2) any cost of living adjustment occurring after May 5, 1986.

                  Notwithstanding the foregoing, so long as the Employer does not maintain a defined contribution plan in which the Participant participates, the maximum benefit limitation stated above shall not be deemed to be exceeded if the retirement benefits payable with respect to a Participant hereunder (and under any other defined benefit plan which the Employer may establish) do not exceed $10,000 for the Plan Year or for any prior Plan Year; provided that in the case of a Participant who has less than ten (10) years of Plan participation, the $10,000 figure shall be adjusted in the manner provided in (b) above.

4.5 Additional Limitation-Members of Defined Contribution Plan. In the case of any Participant who is entitled to benefits due to Employer contributions under any defined contribution plan maintained by the Employer, in addition to the limitations under Section 4.4 hereof, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Plan Year may not exceed 1.0. The "defined benefit plan fraction" for any Plan Year is a fraction (a) the numerator of which is the projected annual benefit of the Participant under this Plan (determined as of the close of the Plan Year), and
                  (b) the denominator of which is the lesser of: (1) the product of 1.25 multiplied by the maximum dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Plan Year, or (2) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code for such Participant for such Plan Year. The "defined contribution plan fraction" for any Plan Year is a fraction (a) the numerator of which is the sum of the annual additions to the Participant's account as of the close of the Plan Year, and (b) the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with the Employer: (1) the product of 1.25 multiplied by the maximum dollar limitation in effect under Section 415(c)(1)(A) of the Code for such Plan Year (determined without regard to Section 415(c)(6) of the Code), or (2) the product of 1.4 multiplied by the amount which may be taken into account under section 415(c)(1)(B) of the Code for such Participant for such Plan Year; provided, however, that the foregoing denominator may instead, at the election of the Administrator, be determined in accordance with the special transition rule set forth in Section 415(e)(6) of the Code, and further provided that the defined contribution plan fraction may be reduced in accordance with Section 235(g)(3) of the Tax Equity and Fiscal Responsibility Act of 1982. In the event that the said projected annual benefit of a Participant under this Plan should cause the aforesaid limitation to be exceeded, the Administrator shall have the right to accomplish the aforementioned compliance by reducing or limiting either benefits under this Plan in the manner set forth above or annual additions under any defined contribution plan in the manner set forth in such defined contribution plan, and may vary the extent to which the reduction or limitation will be applied to either, provided that any such reduction or limitation shall be made in a nondiscriminatory manner.

                                    ARTICLE V
                                EARLY RETIREMENT

5.1 Early Retirement Date. A Participant may retire on the first of any month between his 55th and 65th birthdays, provided he has then completed at least 10 years of Credited Service, any such date being his Early Retirement Date. Any such Participant may elect to receive his Retirement Income commencing on his Early Retirement Date in a reduced amount as set forth in Section 5.2 or to receive his Retirement Income commencing on his Normal Retirement Date as determined under
         Section 4.3 based on his Average Earnings and Credited Service as of his Early Retirement Date.

5.2 Early Commencement. A Participant who retires in accordance with the provisions of Section 5.1 and elects to have payment of his Retirement Income commence on his Early Retirement Date shall be entitled to receive a reduced Annual Retirement Income in the form stated in
         Section 4.3. The amount of such reduced Retirement Income shall equal
         (a) times (b) where:

         (a) equals such Participant's Normal Retirement Income as determined under Section 4.3 based on his Average Earnings and his Credited

                  Service as of his Early Retirement Date and with the Actuarial Equivalent factors described in Subsections 4.3(b) and 4.3(c) being determined as of his Early Retirement Date; and

         (b) equals the appropriate percentage factor from the following table:

                  Complete Years by Which
                  Early Retirement Date               Early Retirement
                  Precedes Age 65                    Percentage Factors
                  ---------------------              ------------------
                           10                              .72
                            9                              .76
                            8                              .80
                            7                              .84
                            6                              .88
                            5                              .92
                            4                              .96
                            3                             1.00
                            2                             1.00
                            1                             1.00
                            0                             1.00

5.3 Delayed Commencement of Pension. A Participant who retires in accordance with the provisions of Section 5.1 but elects to have payment of his Retirement Income commence at a later date, may defer such commencement of payment to the first of any subsequent month which is not later than his Normal Retirement Date. Notice of the selected payment commencement date must be given to the Administrator at least 30 days prior to such date. The amount of pension payable to the

         Participant shall be determined in accordance with Section 5.2, except that the selected payment commencement date shall be considered the Participant's Early Retirement Date for purposes of this benefit determination.

                                   ARTICLE VI
                              POSTPONED RETIREMENT

6.1 Delayed Retirement. Subject to the provisions of Article XIV, Section 14.1, any Employee may remain in the Company's employment after his Normal Retirement Date.

6.2 Commencement of Pension. A Participant whose retirement is postponed beyond his Normal Retirement Date shall begin receiving his monthly Retirement Income on the first day of the month coinciding with or next following his actual retirement. The amount and form of the Participant's Retirement Income payable monthly commencing on his Postponed Retirement Date shall be the same as the Participant's Retirement Income that would have been had he retired on his Normal Retirement Date except the Basic Retirement Income shall be determined based on Credited Service and Average Earnings of the Participant as of his Postponed Retirement Date. The Retirement Income shall be offset by the Actuarial Equivalent of the total benefit distributions made to the Participant by the close of the Plan Year pursuant to Section 14.9. If the Participant should die after Normal Retirement Date, but before his actual retirement date, it shall be presumed that the Participant had retired as of the first day of the month coinciding with or next preceding his date of death.

                                   ARTICLE VII
                   TERMINATION OF EMPLOYMENT AND VESTED RIGHTS

7.1 Vesting Requirements. A Participant whose Employment is terminated other than by retirement, disability or death, and prior to having completed 5 years of Vesting Service shall not be entitled to any benefit under this Plan. A Participant whose Employment is terminated after having completed at least 5 years of Vesting Service shall be entitled to receive a Retirement Income equal to his Vested Benefit determined as of his Termination Date as set forth in Section 7.2.

         A participant who terminates Employment with the Employer and has no Vested Benefit under this Plan shall be deemed to have received the full value of his Vested Benefit ($0) upon such termination of Employment.

7.2 Vested Benefit. A Participant's Vested Benefit shall be the Retirement Income payable at Normal Retirement Date in the form and amount as set forth in Section 4.3 based on his Average Earnings and Credited Service as of his Termination Date, multiplied by the applicable percentage specified below:


                                      VII-1

         If Years of Vesting          Then Vested
         Service Are                  Percentage Is
         -------------------          -------------
         Less than 5                       0%
         5 or more                       100%


         Notwithstanding the foregoing, a Participant shall be 100% vested upon the later of his 65th birthday or the fifth anniversary of his entry into the Plan.

7.3 Commencement of Payments. Retirement Income payments in the form stated in Section 4.3 shall commence at the terminated Participant's Normal Retirement Date unless the Participant elects in writing on a form supplied by the Administrator to have reduced payments commence at an earlier date provided that such earlier date shall not be prior to the first day of the calendar month coinciding with or next following the terminated Participant's attainment of age 55. Such written election must be received by the Administrator at least six months prior to the commencement of benefits.

         If a terminated Participant elects to have payments commence prior to his Normal Retirement Date, the terminated Participant's Retirement Income shall be reduced by .5% for each complete month by which the date payments commence precedes his Normal Retirement Date.


                                      VII-2

                                  ARTICLE VIII
                                   DISABILITY

8.1 Eligibility and Disability Determination. If a medical examiner selected by the Employer certifies that an Employee who has completed 5 years of Credited Service is mentally or physically disabled for further performance of duty and that such disability is likely to be permanent, such that the Employee is considered eligible for a full disability pension under the provisions of the Social Security Act, this Employee may be terminated and he shall be entitled to a monthly benefit in amount and form described below.

8.2 Disability Benefit. The monthly income of an Employee who becomes eligible for a monthly benefit in accordance with Section 8.1 shall equal the Basic Retirement Income as determined in Section 4.2 based on his Average Earnings and his Credited Service as of his Termination Date reduced by the appropriate Early Retirement Percentage Factor from Subsection 5.2(b) (with a Percentage Factor of .72 if his Termination Date precedes age 65 by more than 9 complete years).

8.3 Form and Commencement of Payments. An Employee who becomes eligible for a monthly benefit in accordance with Section 8.1 shall receive


                                     VIII-1
         such benefit in the form stated in Section 4.3 commencing on the first day of the month next following his Termination Date; provided, however, that no payments shall be made under this Article VIII while the Employee is receiving disability benefits from the Employer's long-term disability plan.

8.4 Recovery. A Participant whose Employment is terminated in accordance with Section 8.1 and subsequently recovers, shall be considered an active Employee with Credited Service both before and after termination of Employment aggregated for purposes of determining all benefits under this Plan.


                                     VIII-2

                                   ARTICLE IX
                          PRE-RETIREMENT DEATH BENEFIT

9.1 Death While Employed and Eligible for Early Retirement. If a Participant dies while he is actively employed and eligible for Early Retirement as provided in Section 5.1 but before the earlier of his actual date of retirement or Normal Retirement Date, his surviving Spouse (if designated or deemed his Beneficiary in accordance with Section 9.4), if any, shall receive monthly benefits equal to 50% of the Retirement Income the Participant would have received under Section
         5.2 had he retired early as of the first day of the month coinciding with or next preceding his date of death and elected the 50% Contingent Annuitant Option under Subsection 10.3(b) with his Beneficiary as Contingent Annuitant. Payment shall commence on the first day of the calendar month following the Participant's death and shall continue each month thereafter through the month in which the Beneficiary's death occurs. If a Participant dies while he is actively employed and eligible for Early Retirement as provided in Section 5.1 but before the earlier of his actual date of retirement or Normal Retirement Date, with no surviving Spouse designated or deemed his Beneficiary, his Beneficiary (as determined in accordance with Section 9.4), if any, shall receive a death benefit. This death benefit shall be paid in the form of a lump sum which shall be the Actuarial Equivalent of the

         Retirement Income which the Beneficiary would have received had the Participant retired on the date of his death with the optional form of benefit under Subsection 10.3(d) (Five Years Certain and Life Option) in effect.

9.2 Death After Early Retirement But Before Commencement of Pension. If a Participant retires on his Early Retirement Date but dies before payment of his Retirement Income commences, his surviving Spouse (if designated or deemed his Beneficiary in accordance with Section 9.4), if any, shall receive monthly benefits equal to 50% of the Retirement Income the Participant would have received under Section 5.3 had he elected to have payment of his Retirement Income commence as of the first day of the month coinciding with or next preceding his date of death and elected the 50% Contingent Annuitant Option under Subsection 10.3(b) with his Spouse as Contingent Annuitant.

         If a Participant retires on his Early Retirement Date but dies before payment of his Retirement Income commences with no surviving Spouse designated or deemed his Beneficiary, his Beneficiary (as determined in accordance with Section 9.4), if any, shall receive a death benefit. This death benefit shall be paid in the form of a lump sum which shall be the Actuarial Equivalent of the Retirement Income which the Beneficiary would have received had the Participant retired on the date of his death with the optional form of benefit under Subsection 10.3(d) (Five Years Certain and Life Option) in effect.


9.3      Death Before Retirement.

         (a) Unless waived within the Waiver Period pursuant to a qualified waiver as described in Section 10.2, if a Participant who is no longer actively employed dies after attaining the Earliest Retirement Age, the Participant's surviving Spouse (if any) shall receive the same benefit that would be payable if the Participant had retired with the 50% Contingent Annuitant Option as described in Subsection 10.3(b) on the day before the Participant's date of death.

         (b) Unless waived within the Waiver Period pursuant to a qualified waiver as described in Section 10.2, if a Participant dies on or before attaining the Earliest Retirement Age, the Participant's surviving Spouse (if any) shall receive the same benefit that would be payable if the Participant had:

                  (i) separated from service on the date of death, or date of actual separation from service, if earlier,

                  (ii)     survived to the Earliest Retirement Age,

                  (iii) retired with an immediate 50% Contingent Annuitant Option as described in Subsection 10.3(b) at the Earliest Retirement Age, and

                  (iv) died on the day after the Earliest Retirement Age; provided, however, that in calculating the benefit of a surviving Spouse of a Participant who dies while actively employed, the Retirement Income to which the Participant would have been entitled at his Normal Retirement Date shall be reduced in accordance with the formula described in Section 5.2, rather than that described in Section 7.3.

         (c) For purposes of this Section 9.3, a surviving Spouse shall begin to receive payments at the later of (i) the date of the Participant's death, or (ii) the Earliest Retirement Age, unless such surviving Spouse elects a later date.

         (d) For purposes of this Section 9.3, the following definitions shall apply:

                  (i) Waiver Period: The period which begins on the date the Participant separates from service and ends on the date of the Participant's death.

                  (ii) Earliest Retirement Age: The earliest date on which, under the Plan, the Participant could have elected to receive retirement benefits.



         (e) For the period during which a Participant who is no longer actively employed has not waived the pre-retirement survivor annuity described in this Section 9.3, the Participant's Retirement Income shall be reduced as follows:

                                Reduction in Retirement Income
                  Attained Age      for each Month of Coverage
                  ------------      --------------------------
                  Under 45          1/120%
                  45-54             1/60%
                  55 and over       1/24%

9.4 Designation of Beneficiary. The Administrator shall provide to each actively employed Participant at least 90 days before the date on which he meets the age and service requirements for early retirement, a form on which he may designate his Beneficiary. The person whom a Participant designates as his Beneficiary must be his Spouse, unless a qualified waiver of the qualified pre-retirement survivor annuity has been made in accordance with Section 10.2. If such a qualified waiver has been made, the Participant's Beneficiary for this purpose must be one of the following: the Participant's spouse, father, mother, sister, brother, son or daughter. The beneficiary may also be a legal ward living with and dependent on the Participant at the time of his death. If the Participant dies after satisfying the requirements for early retirement, and has not designated a Beneficiary, his Beneficiary shall be his Spouse, if living; otherwise, he shall have no Beneficiary and no payments shall be made pursuant to this Article IX.

                                    ARTICLE X
                 NORMAL AND OPTIONAL FORMS OF RETIREMENT INCOME

10.1 Normal Form of Payments. If a Participant does not make a timely election of one of the optional forms of payment described below, then his Retirement Income shall be payable in the form and amount under
         Section 4.3, if he retires as of his Normal or Postponed Retirement Date; under Section 7.3, if he terminates his employment other than by reason of death, disability or retirement; and under Section 8.3, if he is disabled.

10.2 Election of Optional Form of Payment. A Participant whose Retirement Income is otherwise payable under the Normal Form may elect in writing to the Employer to receive his benefit under one of the optional forms set forth in Section 10.3. The Administrator shall provide to each active Participant and each terminated Participant with a vested interest whose benefits have not yet commenced, by personal delivery or mail, at least 90 days before the date on which he meets the age and service requirements for early retirement, the following information in written nontechnical language: (1) a general description of the Normal Form and optional forms of payment and the availability of the election not to receive the Normal Form; (2) a general explanation of the relative financial effect of an election not to receive the Normal Form; (3) the right to make, and the effect of, a revocation of a previous election not to receive the Normal Form; (4) the rights of a Participant's Spouse; and (5) notification of the availability upon written request of a written explanation of the financial effect (in dollars per annuity payment) upon the particular Participant's annuity of an election not to take the Normal Form. The Administrator shall furnish this additional information to a Participant by personal delivery or first-class mail within 30 days from the date of the Participant's written request. An election of an optional form of payment pursuant to Section 10.3 shall not be effective unless it is filed with the Administrator within the 90-day period before pension benefit payments are to commence. Notwithstanding the foregoing, if a Participant requests the additional information described in clause (3) above, he shall have the right to elect an optional form of payment for a period of at least 90 days following the day this information is personally delivered or mailed and the commencement of his benefits may be delayed until the form of payment is determined.

         Notwithstanding the foregoing, no election of an optional form of benefit or election to waive the pre-retirement survivor annuity by a married Participant will be effective without a qualified waiver. Such waiver must be in writing and may only be made with the written consent of the Participant's Spouse. The Spouse's consent to a waiver must be witnessed by the Administrator or his representative or by a notary public. Notwithstanding the foregoing requirement of spousal consent, if the Participant establishes to the satisfaction of the Administrator that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, a waiver will be deemed to be a qualified waiver. Any consent necessary under this provision will be valid only with respect to the Spouse who signs the consent, or in the event of a deemed qualified waiver, the designated Spouse, if any. Additionally, a revocation of a prior qualified waiver may be made by a Participant without the consent of the Spouse at any time before the date payment of benefits commences. The number of revocations shall not be limited.

10.3 Optional Forms of Payment. The optional forms of benefit payment available shall be the Actuarial Equivalent of the Retirement Income otherwise payable to the Participant.

         (a) Straight Life Annuity Option - Retirement Income payable monthly during the Participant's lifetime, with no further payments on his behalf after his death. If this option is elected, the Participant's Retirement Income shall equal his Basic Retirement Income without actuarial adjustment except as provided for election of early commencement of payments, as applicable.

         (b) Contingent Annuitant Option - Retirement Income payable monthly during the Participant's lifetime with the provision that after his death such Retirement Income shall be continued to the Contingent Annuitant, in the same or a lesser amount, as specified by the Participant, during the life of such Contingent Annuitant. The lesser percentage which may be specified by a Participant shall be either 75% or 50% of the Participant's Retirement Income.

                  Except as provided for in Article IX, if a Participant shall elect the Contingent Annuitant Option and he shall die before the earlier of his Early Retirement Date, or Normal Retirement Date, whichever is applicable, his Contingent Annuitant shall not be entitled to any Retirement Income under this Plan.

                  If a Participant shall elect the Contingent Annuitant Option and his Contingent Annuitant shall die before the Participant does, but such death occurs after the retirement of the Participant, the Participant shall continue to receive the Retirement Income payable to him prior to the death of his Contingent Annuitant.

         (c) Ten Years Certain and Life Option - Retirement Income payable monthly during the Participant's lifetime and in the event of the

                  Participant's death within a period of 10 years after benefits hereunder have commenced, the Actuarial Equivalent of the value of the Retirement Income remaining to be paid during the aforementioned 10-year period shall be paid to the Participant's Beneficiary in a lump sum within 5 years of the date of the Participant's death.

                  Except as provided for in Article IX, if a Participant shall elect the Ten Years Certain and Life Option and he shall die before the earlier of his Early Retirement Date, or Normal Retirement Date, whichever is applicable, his Beneficiary shall not be entitled to any Retirement Income under this Plan.

                  If a Participant shall elect the Ten Years Certain and Life Option and his Beneficiary shall die before the Participant does, but such death occurs after the retirement of the Participant, the Participant shall continue to receive the Retirement Income payable to him prior to the death of his Beneficiary and shall designate a new Beneficiary.

         (d) Five Years Certain and Life Option - Retirement Income payable monthly during the Participant's lifetime and in the event of the

                  Participant's death within a period of 5 years after benefits hereunder have commenced, the Actuarial Equivalent of the value of the Retirement Income remaining to be paid during the aforementioned 5-year period shall be paid to the Participant's Beneficiary in a lump sum within 5 years of the date of the Participant's death.

                  Except as provided for in Article IX, if a Participant shall elect the Five Years Certain and Life Option and he shall die before the earlier of his Early Retirement Date, or Normal Retirement Date, whichever is applicable, his Beneficiary shall not be entitled to any Retirement Income under this Plan.

                  If a Participant shall elect the Five Years Certain and Life Option and his Beneficiary shall die before the Participant does, but such death occurs after the retirement of the Participant, the Participant shall continue to receive the Retirement Income payable to him prior to the death of his Beneficiary and shall designate a new Beneficiary.


         For purposes of the optional forms of payment set forth in Subsections
         (b), (c) and (d) hereof, the Participant's Beneficiary shall be designated on a form provided by the Administrator. Any person may be designated a Beneficiary for these purposes; provided, however, that if no other Beneficiary shall have been effectively designated, the executor or administrator of the Participant's estate shall be deemed his Beneficiary.

10.4 General Limitation. Anything in the foregoing to the contrary notwithstanding, no method of distribution may be made under this Article which would result in the Actuarial Equivalent of a Contingent Annuitant's or Beneficiary's interest equaling or exceeding 50% of the Actuarial Equivalent of the Participant's full retirement benefit, both equivalents being determined as of the Participant's actual Retirement Date.

10.5 Lump Sum Distributions. Anything in the Plan to the contrary notwithstanding, the Committee shall pay benefits to a Participant who retires or otherwise terminates Employment with the Employer in a lump sum that is the Actuarial Equivalent of a Participant's Retirement Income; provided, however, that the lump sum value of such Retirement Income may not exceed (or have ever exceeded) $3,500 (or such greater amount as may be permitted by law or regulation at the time of payment). A Participant who receives a lump sum distribution pursuant to this Section 10.5 shall forfeit all Credited Service accrued prior to such distribution, and such forfeited Credited Service shall be disregarded if such Participant is subsequently reemployed by the Employer unless the Participant repays the entire amount of the distribution, plus interest compounded annually from the date of the distribution at the rate of 5 percent per year, prior to the earlier of (1) the expiration of the fifth consecutive Plan Year in which the Participant completed 500 or fewer Hours of service or (2) the fifth anniversary of the date of the Participant's reemployment.

10.6     Direct Rollover.

         (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         (b)      Definitions.

                  (1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in
                           Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (3) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the Spouse or former Spouse.

                  (4) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                   ARTICLE XI
                                  FIDUCIARIES -
                           ADMINISTRATION OF THE PLAN



11.1 Appointment of Named Fiduciary. The Committee is hereby designated as the named Fiduciary of the Plan, within the meaning of Section 402(a)(2) of ERISA.

11.2 Authority of Named Fiduciary. Subject to the provisions of Section 11.4, the Committee shall have the authority to control and manage the operation and administration of the Plan in accordance with the terms hereof.

11.3 Discharge of Duties - Fiduciaries. Any Fiduciary with respect to the Plan shall discharge its duties solely in the interest of the Participants and Beneficiaries for the exclusive purpose of providing benefits to Participants and Beneficiaries and defraying reasonable expenses of administering the Plan. In addition any Fiduciary with respect to the Plan shall discharge its duties with the care, skill, prudence and vigilance under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

11.4 Delegation of Duties. The Committee shall have authority and discretion to designate or appoint in writing (i) persons to carry out specified fiduciary responsibilities, other than Trustee responsibilities, to manage and control the assets of the Plan, and (ii) investment advisors and managers to manage (including the power to acquire and dispose of) any assets of the Plan. Any such person shall serve at the pleasure of the Committee and may resign by delivering a written notice to the Committee. Any delegation of duties shall be made and acknowledged in writing and shall clearly state the powers and duties so delegated.

11.5 Appointment of Committee. The Board shall appoint the Committee which shall consist of not less than three members, who shall serve at the pleasure of the Board. The members of the Committee shall elect a chairman and a secretary, the latter of whom may, but need not be, a member of the Committee.

11.6 Meetings. The Committee shall hold meetings upon such notice, and at such place or places, and at such intervals as it may from time to time determine.

11.7 Quorum. A majority of the members of the Committee at any time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee shall be by vote of a majority of those present at a meeting of the Committee; or without a meeting by instrument in writing signed by a majority of the members of the Committee.


11.8 Expenses. The reasonable expenses incident to the operation of the Plan, including premiums for termination insurance payable to the Pension Benefit Guaranty Corporation, the compensation of the Trustee, Actuary, attorney, advisors, Fiduciaries, and such other technical and clerical assistance as may be required, shall be paid out of the Fund, but the Employer in its discretion may elect at any time to pay part or all thereof directly, and any such election shall not bind the Employer as to its right to elect with respect to the same or other expenses at any other time to have such compensation paid from the Fund.

11.9 Powers and Duties of the Committee. In addition to any implied powers and duties which may be needed to carry out the provisions of the Plan, the Committee, subject to the provisions of Section 11.4, shall have the following specific powers and duties.

         (a) To make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

         (b) To interpret the Plan and to decide any and all matters arising hereunder; including the right to remedy possible ambiguities, inconsistencies or omissions; provided, however, that all such interpretations and decisions shall be applied in a uniform and nondiscriminatory manner to all Employees similarly situated;

         (c) To compute the amount of Retirement Income which shall be payable to any Participant, Spouse or Beneficiary in accordance with the provisions of the Plan; and

         (d) To authorize disbursements from the Fund, any instructions of the Committee to the Trustee to be evidenced in writing and signed by a member of the Committee delegated with such authority by a majority of the Committee.

11.10 Administrator. The Committee may designate an Administrator of the Plan, and may delegate to the Administrator such duties as the Committee may decide including the responsibility to prepare and file, or to cause to be prepared and filed, such reports, descriptions, summaries financial and other statements as may be required from time to time under applicable provisions of ERISA, within the time prescribed for the preparation or filing of such documents, and to furnish such reports, statements and documents to Participants and Beneficiaries of the Plan as may be required by ERISA, within the time specified for furnishing such documents. Any such designation and delegation shall be made in the manner provided in Section 11.4.

11.11 Agent for Service. The Committee, or the Administrator if one shall be appointed, shall be the agent for service of legal process in connection with any claim or proceeding relating to the Plan.

11.12 Use of Enrolled Actuary. The Company shall employ or engage an Actuary to make actuarial valuations of the liabilities under this Plan and to recommend the amounts of contributions to be made and to perform such other services deemed necessary or advisable in connection with the administration of the Plan.

11.13 Bonding; Liability of Committee. The Committee, or its delegee, shall ensure that each Fiduciary of the Plan, including members of the Committee, is bonded in accordance with ERISA. The Employer shall indemnify and hold harmless each member of the Committee, the Administrator, and any Director or Employee held to be a Fiduciary with respect to the Plan from any liability, claim, demand, suit or action of any type arising from any action or failure to act; provided that such person acted in good faith and in a manner he reasonably believed to be in the best interests of the Participants and Beneficiaries and consistent with the provisions of the Plan and, with respect to any criminal action or proceeding, that he had no reasonable cause to believe his conduct was unlawful.

11.14 Reliance on Reports and Certificates. The Committee, and its delegees, shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports which will be furnished by an Actuary, accountant, controller, counsel or other person who is employed or engaged for such purposes.

11.15 Member's Own Participation. No member of the Committee may act, vote or otherwise influence a decision of the Committee specifically relating to his own participation under the Plan.

11.16 Claims Procedure. Each Participant and Beneficiary of the Plan shall submit all claims for benefits, claims relating to the amount or manner of any distribution, and any other request relating to any account, in writing, to the Administrator of the Plan. The Administrator shall within a reasonable period of time, but not later than 60 days after receipt thereof, either approve or deny such claim or request either wholly or in part, and notify the claimant in writing of the action taken.


11.17 Notice of Denial. If such claim or request is wholly or partially denied, the written notice of the Administrator shall set forth in a manner calculated to be understood by the claimant:

         (a)      specific reasons for the denial;

         (b) specific references to the pertinent Plan provisions on which the denial is based;

         (c) specific reference to any additional material or information necessary for the claimant to perfect review of the claim and an explanation of why such material or information is necessary; and

         (d)      an explanation of the Plan's claims review procedure.

         If the notice of the denial is not furnished to the Participant in accordance with this Section within a reasonable period of time, such Participant's claim shall be deemed denied.

11.18 Review. Upon denial of such a claim or request, the claimant shall be entitled within 60 days after the receipt of written notice of denial by the Administrator:

         (a) to request, in writing, a review by the Committee of the denial;

         (b)      to review pertinent documents; and

         (c)      to submit issues and comments in writing.

         The Committee shall render a decision on its review of the denial promptly, but not later than 60 days after the receipt of the request for review, unless special circumstances require an extension of time, in which case a decision shall be rendered not later than 120 days after the receipt of a request for review.

         If the Committee's decision on review is not furnished to the Participant within the time limitations described herein, the claim shall be deemed denied upon review.

         The decision of the Committee shall be in writing and shall set forth reasons therefor stated in a manner calculated to be understood by the claimant, including specific references to the pertinent Plan provisions. Determinations, decisions and other actions of the Committee, taken in accordance with the provisions hereof shall be final, conclusive and binding on all parties.

                                   ARTICLE XII
                               METHOD OF FINANCING

12.1 Appointment of Trustee. The Trustee under the Plan will be appointed by the Board, with such powers, as to investments, reinvestment, control and disbursement of the Fund, as set forth in the Trust Agreement, or in such Trust Agreement as modified from time to time. The Board may remove the Trustee at any time on the notice required by the terms of such Trust Agreement, and upon such removal or upon the resignation of any such Trustee, such Board will designate a successor Trustee.

12.2 The Employer shall contribute to the Trust Fund such amounts as are deemed necessary by an Actuary to fund the benefits provided by the Plan on an acceptable basis in accordance with Title I, Section 302 and Title II, Section 1013 of ERISA. Any actuarial gains arising from actual experience under the Plan will be used to reduce future Employer contributions and will not be used to increase any benefits payable under the Plan. All contributions made under this Plan are made on the condition that they are deductible under Section 404 of the Code.

12.3 Except as provided in Section 12.6, all Employer contributions when made to the Trust Fund and all property of the Trust Fund, including income


                                      XII-1
         from investments and all other sources, shall be retained for the exclusive benefit of Participants, Spouses, or their Beneficiaries and shall be used to pay benefits provided hereunder or to pay expenses of administration of the Plan and the Trust Fund to the extent not paid by the Employer.

12.4 The Employer shall not be required to make, but may make in any calendar or fiscal year, any contributions to the Trust Fund in any amount which is greater than the amount specified in Section 12.2. The timing of all contributions shall be entirely discretionary with the Employer to the extent permitted by ERISA.

12.5 Participants will not be required or permitted to make contributions to the Plan.

12.6 Amounts forfeited by any Participant shall be used to reduce Employer contributions.


                                      XII-2

                                  ARTICLE XIII
                            AMENDMENT OR TERMINATION

13.1 Right to Amend or Terminate. The Employer hopes and expects to continue the Plan indefinitely. Nevertheless, each Employer maintains the right to suspend, terminate, or completely discontinue contributions under the Plan with respect to its Employees and the Board may terminate the Plan for any reason at any time; subject to the requirement that the Administrator shall file a notice of intent to terminate with the Pension Benefit Guaranty Corporation ("PBGC") at least 60 days prior to the proposed date of termination of the Plan, and shall comply with all other provisions of ERISA or the PBGC relating to plan terminations. In addition, the Board may amend or modify the Plan from time to time, provided, however, that no such action shall adversely affect Participants to the extent of their vested benefits, nor shall such action decrease a Participant's accrued benefit or eliminate an optional form of distribution with respect to benefits accrued prior to such amendment. Notwithstanding the foregoing, however, any modification or amendment of the Plan may be made retroactively, if necessary or appropriate to qualify or maintain the Plan as a Plan meeting the requirements of the Code and ERISA. Upon any termination of the Plan all accrued benefits, to the extent funded, shall become nonforfeitable on the date of the


                                     XIII-1
         termination. In the event of partial termination of the Plan, all accrued benefits for Participants affected by such partial termination, to the extent funded, shall become nonforfeitable on the date of the termination.

13.2 Change in Vesting. If an amendment or a change in the top-heavy status of the Plan changes the vesting schedule of the Plan, as set forth in
         Section 7.2 hereof, any Participant having three (3) or more years of service on the date which is sixty (60) days after such amendment or change is adopted or becomes effective (or, if later, sixty (60) days after written notice of the amendment is given) may, no later than the end of the election period, elect to remain subject to the vesting schedule in effect prior to such amendment or change. For purposes of the foregoing, the "election period" shall begin on the date the amendment changing the vesting schedule is adopted or the date on which the Plan's top-heavy status is changed and shall end no earlier than the latest of the following dates (provided that in the case of a change in the Plan's top-heavy status, only clause (b) shall apply):

         (a) the date which is 60 days after the day the Plan amendment is adopted;

         (b)      the date which is 60 days after the day the Plan


                                     XIII-2
                  amendment becomes effective or the top-heavy status of the Plan changes; or

         (c) the date which is 60 days after the day the Participant is issued written notice of the Plan amendment by the Employer or Administrator.

13.3 Mergers, Consolidations and Transfers. The Plan shall not be automatically terminated by the Employer's acquisition by or merger into any other company, but the Plan shall be continued after such merger provided the successor company agrees to continue the Plan. All rights to amend, modify, suspend, or terminate the Plan shall be transferred to the successor company, effective as of the date of the merger.

         The merger or consolidation with, or transfer of assets and liabilities to, any other qualified retirement plan shall be permitted only if the benefit each plan participant would receive if the plan were terminated immediately after such merger or consolidation, or transfer of assets and liabilities, would be at least as great as the benefit he would have received had the Plan been terminated immediately before any such transaction.


                                     XIII-3

13.4 Distribution of Funds upon Termination. In the event H the Plan shall be terminated or contributions permanently discontinued, the then present value of benefits vested in each Participant in accordance with
         Article VII shall be determined as of the Plan termination date and the assets of any Fund then held by the Trustee as reserves for Retirement Income for Participants under this Plan shall be allocated to the extent that they shall be sufficient, after providing for expenses of administration, in the order of precedence set forth below:

         (a) There shall first be set aside an amount which will provide Retirement Income for Participants, Spouses, or Beneficiaries who were receiving benefits or who were eligible to receive benefits at least three years prior to termination of the Plan based on Plan provisions in effect five years prior to the date of the Plan's termination.

         (b) There shall next be set aside an amount which will provide all other benefits insured by the PBGC.

         (c) There shall next be set aside an amount which will provide all other vested benefits, under the provisions of the Plan on its termination date, but which are not incurred under ERISA.


                                     XIII-4

         (d) Finally, there shall be set aside an amount which will provide all other accrued benefits for Participants who were not vested as of the date of Plan termination.

         If the assets of the Fund held by the Trustee as reserves for Retirement Income for Participants of the Plan, as of the date of the Plan is terminated, are not sufficient to provide in whole the amounts required within the classes described above, such assets will be allocated pro rata within the class in which the amounts first cannot be provided in full.

         Allocation in any of the above listed categories is adjusted for any allocation already made to the same Participant under a prior category. Allocation of assets may be modified by the Internal Revenue Service to meet nondiscrimination requirements. After all liabilities of the Plan have been satisfied, the Employer shall be entitled to any balance of the Fund which shall remain.

13.5     Provision of Benefits. The Retirement Income payable in accordance with
         Section 13.4 shall be provided through continuance of the existing Trust Agreement or through a new instrument entered into for that purpose or through the purchase of nontransferable annuity contract or contracts from a commercial life insurance company or by a combination thereof. If the


                                     XIII-5
         allocations produce Retirement Income of less than $120 a year, a lump sum payment which is the Actuarial Equivalent of such Retirement Income may be paid in lieu thereof.


13.6 Special Limitations. Subject to the limitations expressed in Sections 4.3, 4.4 and 13.4, if, at any time prior to June 3, 1985 the Plan shall be terminated or the full current cost of the Plan shall not have been met, then the amount of the contributions by the Employer, or funds attributable thereto, that may be applied for the benefit of any Participant who on June 3, 1975 is one of the 25 highest paid Employees and whose anticipated annual Normal Retirement Income resulting from contributions of the Employer is more than $1,500 shall not exceed:

         (a) the greater of $20,000 or an amount computed by multiplying the number of years or parts thereof from June 3, 1975, to the date of failure to meet the full current costs of the Plan or the date of termination of the Plan, as the case may be, by 20% of the first $50,000 of the Employee's average Annual Earnings during the five year period preceding the date of failure to meet the full current costs of the Plan or the date of termination of the Plan, or


                                     XIII-6

         (b) such larger amount as may be permissible under relevant laws and regulations at the time in force.

         The provisions of this Section shall not restrict the current payment of full benefits called for by the Plan to any person while the Plan is in full effect and its full current costs have been met; nor shall it restrict payment of any benefit withheld for a prior year (under the foregoing provisions) after all deficits for all prior years and full current costs have been met. Notwithstanding the otherwise applicable restrictions on distributions of benefits incident to early Plan termination, a Participant's otherwise restricted benefit may be distributed in full upon such Participant's depositing with an acceptable depository property having a fair market value equal to 125% of the amount which would be repayable had the Plan terminated on the date of the lump sum distribution. If the fair market value of the property held by the depository falls below 110% of the amount which would be repayable if the Plan were then to terminate, additional property necessary to bring the value of the property held by the depository up to 125% of such amount shall be deposited.


                                     XIII-7

                                   ARTICLE XIV
                               GENERAL PROVISIONS

14.1 No Guarantee of Employment. The Plan shall not be deemed to constitute a contract between an Employer and any Employee or to be a consideration for, or an inducement for, the employment of any Employee by an Employer. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of any Employer or to interfere with the right of the Employer to discharge or to terminate the service of any Employee at any time without regard to the effect such discharge or termination may have on any rights under the Plan.

14.2 Payments to Minors and Incompetents. If a Participant, Contingent Annuitant or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they will be paid to such persons as the Committee might designate or to the duly appointed guardian. Such payment shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

14.3 Nonalienation of Benefits. To the extent permitted by law and with the exception of payments pursuant to a qualified domestic relations order


                                      XIV-1
         within the meaning of Section 414(p) of the Code, no benefit payable under this Plan will be subject in any manner to anticipation, alienation, assignment, garnishment, or pledge; and any attempt to anticipate, alienate, assign, garnishee or pledge the same will be void; and no such benefits will be in any manner liable for or subject to the debts, liabilities, engagements, or torts of any Participant; and if any Participant is adjudicated bankrupt or attempts to anticipate, alienate, assign, or pledge any benefits, then such benefits will, in the discretion of the Committee, cease, and in this event, the Committee will have the authority to cause the same or any part thereof to be held or applied to or for the benefit of such Participant, his Spouse, his children or other dependents, or any of them, in such manner and in such proportion as the Committee may deem proper.

14.4 Purchase of Annuities. If the Committee for any reason deems it advisable, the Retirement Income benefits payable at retirement date under the Plan may be provided through the purchase of non-transferable annuities from such insurance company or companies as may be approved by the Committee. Payment thereof will be made from the Fund held by the Trustee.


                                      XIV-2

14.5 Notwithstanding any other provision of the Plan, a former Participant shall not be entitled to payment of duplicate benefits upon again becoming a Participant.

14.6 A Participant shall not, with or without cause, be divested of any annual benefits that are vested under the terms of the Plan.

14.7 Governing Law. The provisions of the Plan will be construed according to the laws of the State of Connecticut, subject to ERISA.

14.8 Preservation of Prior Methods of Payment. Notwithstanding any of the methods of payment of benefits provided in Articles IX and X, in the case of a Participant who has made a designation prior to January 1, 1984 which conforms to the requirements of Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 and which provides that one or more of the payment methods contained in the Plan prior to January 1, 1984 shall apply to such Participant's benefits, the Participant and any Beneficiary shall be entitled to receive such benefits in accordance with the payment methods in effect under the Plan prior to January 1, 1984. The Committee shall be authorized to disregard any designation, or any portion thereof, which has been made in accordance with the preceding sentence if it


                                      XIV-3
         determines that such action is necessary to preserve the tax qualification of the Plan.

14.9 Commencement of Benefits. In no case shall distributions of benefits under the Plan be made or commence later than April 1 of the calendar year following the calendar year in which a Participant attains age 70 1/2 whether or not he has retired or otherwise terminated his Employment at that time; provided that, however, if a Participant had attained age 70 1/2 before January 1, 1988 and was not a five percent (5%) owner at any time during the Plan Year ending with or within the calendar year in which the Participant had attained age 66 1/2 or any subsequent Plan Year, such Participant may elect to delay his distribution until the calendar year in which the Participant retires, and, provided further, that if a Participant has made a designation prior to January 1, 1984 which conforms to the requirements of Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982, distributions of benefits under the Plan may be made or commence in accordance with the terms of such designation.

14.10 Notwithstanding any other provision of the Plan, in no event shall a Participant's benefit payments under the Plan decrease due to any increase in such Participant's social security benefits.


                                      XIV-4

14.11    Suspension of Benefits.

         (a) Except for payments required by Section 14.9 hereof, benefits under this Plan are payable only after termination of employment; provided, however, that benefits shall be paid to a Participant who is otherwise entitled to receive benefits hereunder even if such Participant has not terminated Employment, but only if such Participant does not complete at least 40 Hours of service during a calendar month in Section 203(a)(3)(B) service, within the meaning of Section 203(a)(3)(B) of ERISA and Section 2530.203-3 of the Code of Federal Regulations. In addition, normal or early retirement benefits in pay status will be suspended for each calendar month during which the Participant completes at least 40 Hours of service in Section 203(a)(3)(B) service. In accordance with the foregoing, the actuarial value of benefits which commence later than a Participant's Normal Retirement Date will be computed without regard to amounts which would have been suspended under the preceding sentences as if the Participant had been receiving benefits since Normal Retirement Date.

         (b) If benefit payments have been suspended, payments shall resume no later than the first day of the third calendar month after the


                                      XIV-5
         calendar month in which the Participant ceases to be employed for at least 40 Hours of service for a calendar month in Section 203(a)(3)(B) service. The initial payment upon resumption shall include the payment scheduled to occur in the calendar month when payments resume and any amounts withheld during the period between the cessation of such
         Section 203(a)(3)(B) service and the resumption of payments.

(c) No payment shall be withheld by the Plan pursuant to this Section unless the Plan notifies the Participant by personal delivery or first class mail during the first calendar month or payroll period in which the Plan withholds payments that his or her benefits are suspended. Such notification shall contain a description of the specific reasons why benefit payments are being suspended, a description of the Plan provision relating to the suspension of payments, a copy of such provisions, and a statement to the effect that applicable Department of Labor regulations may be found in Section 2530.203-3 of the Code of Federal Regulations. In addition, the notice shall inform the Participant of the Plan's procedures for affording a review of the suspension of benefits. Requests for such review may be considered in accordance with the claims procedure adopted by the Plan pursuant to
         Section 503 of ERISA and applicable regulations.


                                      XIV-6

         (d) The amount suspended shall be an amount equal to the portion of a monthly benefit payment derived from Company contributions.

         (e) This paragraph does not apply to the minimum benefit to which the Participant may become entitled under the top-heavy rules of Article XV.


                                      XIV-7

                                   ARTICLE XV
                            TOP-HEAVY PLAN PROVISIONS

          (Paragraphs 15.1 - 15.10 provide definitions for Article XV.)



15.1 Compensation. Compensation of an Employee which is reportable on Form W-2 for the calendar year ending with or within the Plan Year.

15.2 Key Employee. Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the Determination Period was an officer of the Employer with Compensation greater than 150 percent of the dollar limitation under Section 4l5(c)(1)(A) of the Code, an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the Employer if such individual's Compensation exceeds the dollar limitation under Section 4l5(c)(1)(A) of the Code and such individual's ownership interest exceeds 1/2 percent, a 5-percent owner of the Employer, or a 1-percent owner of the Employer who has Compensation of more than $150,000. The determination of who is a Key Employee shall be made in accordance with Section 416(i)(1) of the Code.

15.3 Top-Heavy Plan. For any Plan Year, this Plan is top-heavy if any of the following conditions exists:

         (a) If the Top-Heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

         (b) If this Plan is a part of a Required Aggregation Group of plans (but which is not part of a Permissive Aggregation Group) and the Top-Heavy Ratio for the Required Aggregation Group of plans exceeds 60 percent.

         (c) If this Plan is a part of a Required Aggregation Group of plans and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

15.4     Top-Heavy Ratio.

         (a) If the Employer maintains one or more defined benefit plans and the Employer has not maintained any defined contribution plan (including any simplified employee pension plan) which during the Determination Period(s) has or has had account balances, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive

                  Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the Present Values of accrued benefits of all Key Employees as of the Determination Date(s) (including any part of any accrued benefit distributed in the Determination Period(s)), and the denominator of which is the sum of the Present Values of all accrued benefits (including any part of any accrued benefit distributed in the Determination Period(s)), determined in accordance with
                  Section 416 of the Code and the Regulations thereunder.

         (b) If the Employer maintains one or more defined benefit plans and the Employer maintains or has maintained one or more defined contribution plans (including any simplified employee pension plan) which during the Determination Period(s) has or has had any account balances, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the Present Values of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees, determined in accordance with (a) above, and the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the Present Values of accrued benefits under the aggregated defined benefit plan or plans, determined in accordance with (a) above for all Participants, and the sum of the account balances under the aggregated defined contribution plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and the Regulations thereunder. The account balances under a defined contribution plan in both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an account balance made in the Determination Period.

         (c) For purposes of (a) and (b) above, the value of account balances and the Present Value of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the Regulations thereunder for the first and second plan year of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not received any compensation from any Employer maintaining the plan at any time during the Determination Period shall be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the Regulations thereunder. Deductible Employee contributions shall not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the Determination Date(s) that falls within the same calendar year.

15.5 Permissive Aggregation Group. The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

15.6 Required Aggregation Group. (1) Each qualified plan of the Employer in which at least one Key Employee participated during the Determination Period, and (2) any other qualified plan of the Company which enables a plan described in (1) to meet the requirements of Sections 410(a)(4) and 410 of the Code during the Determination Period.

15.7 Determination Date. For any Plan Year, the last day of the preceding Plan Year.

15.8 Determination Period. The Plan Year containing the Determination Date and the four (4) preceding Plan Years.

15.9 Valuation Date. For purposes of computing the Top-Heavy Ratio, the Valuation Date shall be the normal annual valuation date for the Plan.


15.10 Present Value. For purposes of computing the Top-Heavy Ratio, any benefit shall be discounted only for mortality and interest as follows:
         Interest rate: 5%
         Mortality table: 1971 TPF&C Forecast Mortality Table

15.11 If the Plan is or becomes a Top-Heavy Plan in any Plan Year beginning after December 31, 1983, the following provisions shall supersede any conflicting provision in the Plan.

         (a)      Vesting.

                  Notwithstanding the provisions of Section 7.2, a Participant's Vested Benefit shall be the Retirement Income payable at Normal Retirement Date in the form and amount as set forth in
                  Section 4.3 based on his Average Earnings and Credited Service as of his Termination Date, multiplied by the applicable percentage specified below:

                     If Years of                          Then Vested
                  Vesting Service Are                    Percentage Is
                  -------------------                    -------------
                  less than 2                                  0%
                  2 but less than 3                           20%
                  3 but less than 4                           40%
                  4 but less than 5                           60%
                  5 but less than 6                           80%
                  6 or more                                  100%


                  Notwithstanding the foregoing, a Participant shall be 100% vested upon the later of his 65th birthday or the fifth anniversary of his entry into the Plan. In the event of a change in the top-heavy status of the Plan, Section 13.2 of the Plan shall apply.

                  (b)      Minimum Accrued Benefit.

                           (i) Notwithstanding any other provision in this Plan except (iii), (iv) and (v) below, for any Plan Year in which this Plan is a Top Heavy Plan, each Participant who is not a Key Employee and has completed 1,000 Hours of service shall accrue a benefit (to be provided solely by Employer contributions and expressed as a life annuity commencing at normal retirement age) of not less than two percent of his or her highest average Compensation for the five consecutive years for which the Participant had the highest Compensation. The minimum accrual is determined without regard to any Social

                                    Security contribution. The minimum accrual applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an accrual, or would have received a lesser accrual for the year because (1) the non-Key Employee fails to make mandatory contributions to the Plan, (2) the non-Key Employee's Compensation is less than a stated amount,
                                    (3) the non-Key Employee is not employed on the last day of the accrual computation period, or (4) the Plan is integrated with Social Security.

                           (ii) No additional benefit accruals shall be provided pursuant to (i) above to the extent that the total accruals on behalf of the Participant attributable to Employer contributions will provide a benefit expressed as a life annuity commencing at age 65 that equals or exceeds 20 percent of the Participant's highest average Compensation for the five consecutive years for which the Participant had the highest Compensation.

                           (iii) The provisions in (i) above shall not apply to any Participant to the extent that the Participant is covered under any other plan or plans of the Employer which provide(s) for the minimum allocation or benefit applicable to Top-Heavy Plans.

                           (iv) All accruals of Employer derived benefit, whether or not attributable to years for which the Plan is a Top-Heavy Plan, may be used in computing whether the minimum accrual requirements of Section (ii) above are satisfied.


                  (c) Additional Limitation - Members of Retirement Plan. With respect to any Plan Year for which the Plan is determined to be a Top-Heavy Plan, paragraphs (2)(B) and (3)(B) of Section 415(e) of the Code, as incorporated in Section 4.5 hereof, shall be applied by substituting "1.0" for "1.25" in the calculation of the defined benefit and defined contribution fractions unless the requirements of Section 416(h)(2) of the Code are met.

                          THE CONNECTICUT WATER COMPANY

                           EMPLOYEES' RETIREMENT PLAN

                                    EXHIBIT I

This Exhibit is attached to and made a part of the Plan.

Actuarial Equivalent shall mean a benefit of equivalent current value to the benefit which would otherwise have been provided to the Participant. The factors used to determine equivalencies shall be determined as follows:

         -        50% Contingent Annuity Option
                  90% (less)(plus) .5% for each year by which the age of the Contingent Annuitant (is less than)(exceeds) the age of the Participant. Such factor not to exceed 1.0.

         -        75% Contingent Annuity Option
                  86% (less)(plus) .6% for each year by which the age of the Contingent Annuitant (is less than)(exceeds) the age of the Participant. Such factor not to exceed 1.0.

         -        100% Contingent Annuity Option
                  82% (less)(plus) .7% for each year by which the age of the Contingent Annuitant (is less than)(exceeds) the age of the Participant. Such factor not to exceed 1.0.

         -        Lump Sum Distribution
                  Actuarial Equivalent factors shall be determined using the UP-1984 Mortality Table and, for any Plan Year, the interest rates promulgated by the Pension Benefit Guaranty Corporation for the purposes of determining the present value of a lump sum distribution on plan termination for the month containing the first day of such Plan Year.

                  Effective for lump sum distributions made on or after September 1, 1996, Actuarial Equivalent factors shall be determined using the mortality table prescribed by the Secretary of the Treasury pursuant to Section 417(e)(3)(A)(ii)(I) of the Code and the annual rate of interest on 30-year Treasury securities for the month containing the first day of the Plan Year in which such distribution is made.

         -        Five Years Certain and Life Option:  98%

         -        Ten Years Certain and Life Option:   93%

         -        Lump Sum Distribution Under Years Certain and Life Options:

         Actuarial Equivalent factors shall be determined using the mortality table prescribed by the Secretary of the Treasury pursuant to Section 417(e)(3)(A)(ii)(I) of the Code and the annual rate of interest on 30-year Treasury securities for the month containing the first day of the Plan Year in which such distribution is made.

                                   APPENDIX A
                        SPECIAL EARLY RETIREMENT BENEFIT

A.1      Eligibility


         A special early retirement benefit, as set forth in Section A.2 hereof, shall be offered to all eligible Participants; provided, however, that said special early retirement benefit shall not be available to any Eligible Participant if fewer than six (6) Eligible Participants elect to retire and receive such benefit. For purposes of this Appendix A, the term 'Eligible Participant' shall mean each Participant who as of September 1, 1991 (a) will have completed ten (10) or more years of Credited Service, and (b) will have attained the age of fifty-five
         (55). Each such Eligible Participant will be offered the special early retirement benefit described in Section A.2 and may make a written election during an election period beginning on July 10, 1991 and ending at 4:30 P.M. on August 9, 1991 to retire on September 1, 1991 and receive such special early retirement benefit commencing as of said date; provided, however, that such Eligible Participant either electing or declining to retire and receive the special early retirement benefit described in Section A.2 may revoke said decision during the period beginning on August 10, 1991 and ending at 4:30 P.M. on August 16, 1991, after which date such decision shall be irrevocable.

A.2      Special Early Retirement Benefit

         Each Eligible Participant who, pursuant to Section A.1, has elected to retire and receive the special early retirement benefit shall be credited with an additional five (5) years of Credited Service for purposes of the calculation of the benefit under Articles IV, V and VI and, if such retirement occurs prior to attainment of age sixty-two
         (62), shall receive an additional benefit of $500 each month ending with the month in which such Eligible Participant attains age sixty-two
         (62).

A.3      Limitation

         The limitations of Section 415 of the Code, as set forth in Section 4.4, shall apply to the special early retirement benefit and, for purposes of Section 415(b)(5)(D) of the Code, the adoption of the special early retirement benefit shall be considered a change in benefit structure, unless otherwise provided by Treasury Regulations or other determinative authority.


                                       -2-